Exhibit 10.21

Mr. S. Richer Chief Executive Officer Cascal B.V. Biwater House Station Approach Dorking RH4 3QQ	PMW/ccs/07-001
10 August 2007
Dear Mr. Richer,
I can confirm on behalf of Biwater Plc and its subsidiaries (“Biwater”) that it will bear, or require one or more of its subsidiaries to bear, a proportion of the costs of the Cascal IPO. The IPO costs will be shared in the proportions of the primary and secondary shares being offered to the market, with Biwater bearing the proportion related to the secondary shares. The secondary offering is currently estimated to be around 50% of the total offering. Biwater will settle its liability for these costs out of the proceeds derived from the secondary offering.
Yours sincerely
/s/ Philip Wainwright
Philip Wainwright
Group Finance Director
Biwater Plc
www.biwater.com
Biwater Plc
Biwater House, Station Approach, Dorking, Surrey RH4 1TZ England
Tel +44 (0) 1306 740740 fax +44 (0) 1306 885233
Registered in England No. 929686 Registered Office Biwater House, Station Approach, Dorking, Surrey